Scottish Annuity & Life Holdings, Ltd. Announces Pricing of Equity Offering


HAMILTON, Bermuda--(BUSINESS WIRE)--July 18, 2003--Scottish Annuity & Life Holdings, Ltd. (NYSE:SCT) announced today that it priced an underwritten public offering of 8,000,000 newly-issued ordinary shares at a price per share of $20.75. The Company has also granted the underwriters an option to purchase up to 1,200,000 additional shares to cover over-allotments.


The Company increased the number of shares offered from 7,000,000 shares to 8,000,000 to meet overwhelming investor demand.


The Company expects to use the net proceeds of the offering to support the growth of its business, to pursue new business opportunities in the reinsurance market and for general corporate purposes. In addition, pursuant to an agreement entered into with Pacific Life Insurance Company , a portion of the net proceeds from the sale of the ordinary shares will be used to purchase from Pacific Life Insurance Company 1,000,000 ordinary shares of the Company (and an additional 525,000 ordinary shares if the underwriters exercise the over-allotment option in full) for a price equal to the public offering price per share less underwriting discount and commissions per share. The ordinary shares purchased from Pacific Life will be retired.


As a result of the offering, including the increased number of shares being offered, the Company has lowered its net operating earnings per share guidance for the year ended 2003 to $1.77 to $1.87.


The joint book-running managers for this offering are Bear, Stearns & Co. Inc. and UBS Securities LLC. The co-managers of this offering are A.G. Edwards & Sons, Inc., Keefe, Bruyette & Woods, Inc. and Putnam Lovell NBF Securities Inc. A written prospectus relating to the offering may be obtained from Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, N.Y. 10179 or UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171.


A shelf registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of such securities in any state in which such offer, solicitation or sale is not permitted.


Scottish Annuity & Life Holdings, Ltd. is a global life reinsurance specialist and issuer of customized life-insurance based wealth management products for high net worth individuals and families. Scottish Annuity & Life has operating companies in Bermuda, Charlotte, North Carolina, Dublin, Ireland, Grand Cayman, and Windsor, England. Its flagship operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc., which are rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings, A3
(good) by Moody's and A- (strong) by Standard & Poor's and World-Wide Reassurance Company Limited, which is rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings and A- (strong) by Standard & Poor's.


Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The management of Scottish Annuity & Life Holdings, Ltd. cautions that forward-looking statements are not guarantees, and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the Company's ability to attract clients and generate business; the competitive environment; the Company's ability to underwrite business; performance of outside service providers; mortality risk; surrender risk; investment risk (including asset value risk, reinvestment risk and disintermediation risk); the impact of unforeseen economic changes (such as changes in interest rates, currency exchange rate, inflation rates, recession and other external economic factors); the impact of terrorist activities on the economy, the insurance and related industries in general and the Company in particular; regulatory changes (such as changes in U.S. tax law and insurance regulation which directly affect the competitive environment for the company's products); rating agency policies and practices; and loss of key executives. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.